Exhibit 99.1

STAAR Surgical Provides COVID-19 Business Update

LAKE FOREST, CA, April 13, 2020 --- STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye, today provided a business update relating to the evolving COVID-19 global health care concern.

“We have made the decision to get out in front of our traditional earnings call communications to let you know how STAAR is faring during the COVID-19 pandemic. It is clear that the health and safety of everyone around the globe is paramount and we are practicing, by country served, the required directives from national and local governments and public health officials,” said Caren Mason, President and CEO. “The following are facts as they exist today regarding STAAR’s business continuity:

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We have a highly specialized work force and will support them effectively throughout the pandemic requirements in their respective geographies. We continue to pay all of our employees’ salaries, commissions, wages and benefits during this time while many of our employees effectively work remotely. We suspended most of our production on March 17th with the exception of continuation of critical late-staged processes. We anticipate resuming production this month and achieving full production during Q2.

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We have shipped to our global packaging and distribution center in Nidau, Switzerland inventory to support all of our expected global requirements with the exception of the U.S. which is serviced out of Monrovia, California.  We have shipped to China requested quantities of billable units and several pallets of consignment inventory to support Q2 busy season requirements. We did this out of an abundance of caution to be sure China would be able to meet the demand they are forecasting. We also shipped billable and consignment inventory to Korea which experienced a significant increase in implants over prior year in March. Our business in Japan remains strong and we have stocked our STAAR owned distribution center there to meet demand.

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Through the third week in March, our Q1 sales posted solid double-digit growth over prior year period. From March 20th through April 3rd, we experienced a substantial slowdown in global geographies characterized as “hot spots” for the COVID-19 virus during that timeframe. We expect this slowdown to continue and, in some markets, expect sales to pause as elective surgeries are discouraged to support COVID-19 related needs. While the global markets in “hot spots” recede or cease ordering, our teams report recovery or continuation of recent strong trends in much of Asia which currently represents over 60% of our business. Our teams in “hot spot” areas are following our successful playbook for engaging in extensive remote customer outreach programs that includes digital training courses during the business slowdown in their markets.

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Our CRO (Contract Research Organization) has worked individually with each of our implanting sites in the U.S. for the EVO clinical trial. The sites, with the CRO, determined effective plans to continue caring for patients in the trial and determined if or when to suspend implanting EVO lenses in new patients. We will not address impact on the timing of the study at this time. Each of our sites has patients in the queue and we expect to ramp-up as soon as it is acceptable to resume the study with each site determining with the CRO what that timing may be.

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Our balance sheet is strong with $120 million of cash at January 3, 2020 that we anticipate can support operations if required for the foreseeable future. We continue to receive payments from our largest customers while we expect our AR to grow over these next few months with smaller clinics the most financially impacted by the pandemic.”

Preliminary First Quarter Net Sales. STAAR expects total net sales for the first quarter ended April 3, 2020 to be approximately $34.9 million, up approximately 7% as compared to the prior year period. The Company estimates COVID-19 negatively impacted first quarter sales by approximately $4 million, less than previously estimated. Despite the pandemic’s impact on business, first quarter ICL unit growth is expected to be up approximately 9% with strong performance in Japan, Korea, Canada, Germany and the rest of Asia Pacific countries not including China. China’s growth was up 7% due to a strong January and ordering resuming in the final two weeks of the quarter. Implant rates in China were up significantly in the past two weeks.

Fiscal 2020 Outlook. While the Company remains confident about its prospects, due to the shifting nature of COVID-19, the Company is withdrawing its outlook for fiscal 2020. Any future updates to the Company’s outlook will be based on the timing and duration to a resolution of the COVID-19 global health care concern.

STAAR expects to report complete first quarter financial results on or about May 6 and provided today’s information to timely address inquiries relating to the evolving COVID-19 pandemic. The financial information in this release is unaudited and subject to adjustment in the final audited financial statements to be filed with the Company’s Quarterly Report on Form 10-Q.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”, which includes the EVO Visian ICL™ product line. More than 1,000,000 Visian® ICLs have been implanted to date and STAAR markets these lenses in over 75 countries. To learn more about the ICL go to: www.discovericl.com.  Headquartered in Lake Forest, CA, the company operates manufacturing and packaging facilities in Aliso Viejo, CA, Monrovia, CA and Nidau, Switzerland. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for 2020 or prospects for achieving such plans, expectations for sales, revenue, or earnings, the impact of the COVID-19 pandemic (including but not limited to its impact on sales, operations or clinical trials globally), product safety or effectiveness, the status of our pipeline of ICL products with regulators, including our EDOF lens for Presbyopia and our EVO family of lenses in the U.S., and any statements of assumptions underlying any of the foregoing, including those relating to our product pipeline and market expansion activities. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 3, 2020 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval, or to take enforcement action; international trade disputes; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The Visian ICL with Contraflow’s, now known as EVO Visian ICL, is not yet approved for sale in the United States.

CONTACT:Investors & Media

Brian Moore

Vice President, Investor, Media Relations and Corporate Development

(626) 303-7902, Ext. 3023

bmoore@staar.com